UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Fusion Pharmaceuticals Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) on July 2, 2021, pursuant to which the Company may, from time to time in its sole discretion, issue and sell through Jefferies, acting as sales agent, shares of the Company’s common shares, no par value per share (the “Common Shares”), having an aggregate offering price of up to $100.0 million (the “Initial Shares”). As of January 19, 2024, the Company had offered and sold the Initial Shares having an aggregate offering price at the time of sale of approximately $99.7 million under the Sales Agreement.

On January 19, 2024, the Company and Jefferies entered into an amendment to the Sales Agreement (the “Amendment”) to increase the aggregate offering price of the Common Shares that the Company may offer under the Sales Agreement by $100.0 million (the “Additional Shares” and, together with the “Initial Shares,” the “Shares”), for an aggregate of $200.0 million. The material terms and conditions of the Sales Agreement otherwise remain unchanged.

Sales of the Shares through Jefferies, if any, will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-257653), filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2021. The offering of the Shares is described in the Company’s Prospectus dated July 13, 2021, as supplemented by a Prospectus dated July 13, 2021, and a Prospectus Supplement dated January 19, 2024.

The foregoing description of the Amendment and the Sales Agreement are not complete and are qualified in their entirety by reference to (i) the full text of the Amendment, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and (ii) the full text of the Sales Agreement, a copy of which was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the Commission on July 2, 2021, each of which is incorporated herein by reference. A copy of the opinion of Osler, Hoskin & Harcourt LLP relating to the validity of the issuance and sale of the Additional Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 1 to Open Market Sale AgreementSM, dated January 19, 2024, by and between the Company and Jefferies LLC.

5.1	Opinion of Osler, Hoskin & Harcourt LLP.

23.1	Consent of Osler, Hoskin & Harcourt LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: January 19, 2024	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer